                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement       [ ]  Confidential, for Use of the
                                            Commission Only (as permitted by
                                            Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to 14a-11(c) or Rule 14a-12


                            AM INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

          ---------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

          ---------------------------------------------------------------------

     (3)  Filing party:

          ---------------------------------------------------------------------

     (4)  Date filed:

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

                             AM INTERNATIONAL, INC.
                               431 LAKEVIEW COURT
                             MT. PROSPECT, IL 60056

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 28, 1997

To The Stockholders of AM International, Inc.:

     The Annual Meeting of Stockholders of AM International, Inc. will be held at the Riverway Auditorium, 6133 North River Road, Rosemont, Illinois on May 28, 1997 at 2:00 p.m. (Central Daylight Savings Time) for the following purposes:

     (1) To elect five members of the Board of Directors to serve until the next annual meeting or until their successors are elected and qualified;

     (2) To consider and act upon a proposal to amend the Company's Second Restated Certificate of Incorporation to reduce the authorized number of shares of all classes of capital stock the Company shall have the authority to issue from fifty million (50,000,000) to ten million (10,000,000);

     (3) To consider and act upon a proposal to amend the Company's Second Restated Certificate of Incorporation to effect a 1 for 2 1/2 share reverse stock split of the issued and outstanding shares of the Company's Common Stock;

     (4) To consider and act upon a proposal to amend the Company's Second Restated Certificate of Incorporation to change the name of the Company from "AM International, Inc." to "Multigraphics, Inc.";

     (5) To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending July 31, 1997; and

     (6) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on April 28, 1997 has been fixed as the record date for the meeting. All holders of record of Common Stock on such date are entitled to notice of and to vote on all proposals presented at the meeting.

     Each stockholder, even though he or she now plans to attend the meeting, is requested to sign and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting.

                                        By Order of the Board of Directors,

                                        Steven R. Andrews, Secretary

Mt. Prospect, Illinois

May 6, 1997


                                   IMPORTANT

TO ASSURE PROPER REPRESENTATION AT THE MEETING, ALL STOCKHOLDERS ARE EARNESTLY REQUESTED TO FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

                         Thank you for acting promptly.

                             AM INTERNATIONAL, INC.
                               431 LAKEVIEW COURT
                          MT. PROSPECT, ILLINOIS 60056

                        -------------------------------
                                PROXY STATEMENT
                        -------------------------------

                          INFORMATION CONCERNING PROXY


     This Proxy Statement is furnished to the stockholders of AM International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders of the Company to be held on May 28, 1997 at 2:00 p.m. (Central Daylight Savings Time) and at any adjournment thereof (the "Meeting"). This Proxy Statement and the form of proxy were initially mailed to holders of the Company's Common Stock on or about May 6, 1997.


     The shares represented by all properly executed and unrevoked proxies received in proper form in time for the Meeting will be voted as indicated on the proxy. Any proxy may be revoked at any time before it is voted at the Meeting (i) by sending a subsequently dated proxy or by giving written notice to the Company, in each case to the attention of Steven R. Andrews, Secretary, at the address set forth above, or (ii) by attending the Meeting, withdrawing the proxy and voting the shares in person.

                                 VOTING RIGHTS

     The Company's Common Stock is the only class of voting securities outstanding. On April 28, 1997, the record date for determining stockholders entitled to notice of and to vote at the Meeting, the Company had 7,039,921 shares of Common Stock outstanding, including 1,579 treasury shares held by the Company. Stockholders of record as of the close of business on April 28, 1997 are entitled to one vote for each full share of Common Stock held of record. The Common Stock does not have cumulative voting rights.

                                  PROXY VOTING

     At the Meeting, the stockholders will (1) elect five directors, (2) vote upon a proposal to reduce the Company's authorized number of shares of capital stock from fifty million to ten million, (3) vote upon a proposal to effect a 1 for 2 1/2 reverse stock split of the Company's issued and outstanding capital stock, (4) vote upon a proposal to change the Company's name to "Multigraphics, Inc.," and (5) vote upon the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending July 31, 1997 ("Fiscal 1997"). As of the date of this Proxy Statement, the Board does not know of any other matters that may come before the Meeting. However, if any other matters properly come before the Meeting, the proxy holders intend to vote the proxies received by them at their discretion.

     With respect to the election of directors, a stockholder may (a) vote "FOR" the election of all five of the nominees for director named in this Proxy Statement, (b) "WITHHOLD" authority to vote for all the nominees, or (c) vote "FOR" the election of each nominee for director named in this Proxy Statement other than any nominee with respect to whom the stockholder withholds authority by writing such nominee's name in the space provided on the proxy card. If a quorum is present at the Meeting, the five candidates for director receiving the greatest number of votes will be elected. Withholding authority to vote for a particular nominee will not prevent that nominee from being elected. Non-votes with respect to the election of directors will not affect the outcome of the election of directors.

     With respect to the proposal to reduce the authorized number of shares of the Company's capital stock, a stockholder may (a) vote "FOR" the proposal, (b) vote "AGAINST" the proposal, or (c) "ABSTAIN" from voting on the proposal. Assuming a quorum is present at the Meeting, the affirmative vote of a majority of the Common Stock outstanding and entitled to vote on the proposal will be required for approval. A vote to abstain or non-votes with respect to the proposal will have the effect of a vote against the proposal.

     With respect to the proposal to effect a 1 for 2 1/2 Reverse Stock Split, a stockholder may (a) vote "FOR" the proposal, (b) vote "AGAINST" the proposal, or
(c) "ABSTAIN" from voting on the proposal. Assuming a quorum is present at the Meeting, the affirmative vote of a majority of the Common Stock outstanding and entitled to vote on the proposal will be required for approval. A vote to abstain or non-votes with respect to the proposal will have the effect of a vote against the proposal.

     With respect to the proposal to change the Company's name, a stockholder may (a) vote "FOR" the proposal, (b) vote "AGAINST" the proposal, or (c) "ABSTAIN" from voting on the proposal. Assuming a quorum is present at the Meeting, the affirmative vote of a majority of the Common Stock outstanding and entitled to vote on the proposal will be required for approval. A vote to abstain or non-votes with respect to the proposal will have the effect of a vote against the proposal.

     With respect to the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for Fiscal 1997, a stockholder may (a) vote "FOR" ratification, (b) vote "AGAINST" ratification, or (c) "ABSTAIN" from voting on the proposal. Assuming a quorum is present at the Meeting, the affirmative vote of a majority of the Common Stock represented at the Meeting and entitled to vote on the appointment of Arthur Andersen LLP as the Company's independent accountants will be required for approval of the proposal. Non-votes with respect to the ratification of the appointment of Arthur Andersen LLP will not affect the outcome of the vote on this matter. A vote to abstain from voting on the proposal has the effect of a vote against the proposal.

     If a proxy indicates that all or a portion of the shares represented by such proxy are not being voted with respect to a particular matter, such non-voted shares will not be considered present and entitled to vote on such matter, although such shares may be considered present and entitled to vote on other matters and will count for the purpose of determining the presence of a quorum.

     Shares of Common Stock will be voted by the proxy holders as instructed in the accompanying proxy, if signed and returned to the Company, on each matter submitted to the stockholders. The Board recommends a vote FOR all five nominees for director named below, FOR the proposal to reduce the authorized number of shares of capital stock, FOR the reverse stock split, FOR the proposal to change the Company's name, and FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for Fiscal 1997.

     If no instructions are given, the shares will be voted "FOR" the election of all five nominees for director named below and "FOR" ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for Fiscal 1997.

                             PRINCIPAL STOCKHOLDERS


     At April 30, 1997 to the Company's knowledge based on statements filed with the Securities and Exchange Commission pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 (the "Exchange Act") or upon information furnished in writing to the Company by the persons or entities involved, the following were the only persons, entities or groups owning beneficially 5% or more of the outstanding Common Stock entitled to vote at the Meeting:


                                                                 AMOUNT AND
                                                                 NATURE OF
                      NAME AND ADDRESS                           BENEFICIAL        PERCENT OF
                    OF BENEFICIAL OWNER                         OWNERSHIP(1)        CLASS(2)
                    -------------------                         ------------       ----------
Lion Advisors, L.P.(3)......................................      1,875,000           26.6%
  Two Manhattanville Road
  Purchase, NY
AIF II, L.P.(3).............................................        600,412            8.5%
  c/o Apollo Advisors, L.P.
  Two Manhattanville Road
  Purchase, NY
BEA Associates(4)...........................................      1,290,117           18.3%
  153 East 53rd Street
  One Citicorp Center
  New York, New York 10022
State of Wisconsin Investment Board.........................        669,100            9.5%
  P.O. Box 7842
  Madison, Wisconsin 53707
Fidelity Bankers Life Insurance Company.....................        645,058            9.2%
  1011 Boulder Springs Drive
  Richmond, Virginia 2225
Hellmold Associates, Inc....................................        624,754            8.9%
  640 Fifth Avenue
  13th Floor
  New York, New York 10019
Trust Company of the West...................................        400,584            5.7%
  865 South Figueroa
  Los Angeles, California 90017

-------------------------
(1) Unless otherwise indicated in a note to the table, to the Company's knowledge, ownership includes sole voting power and sole investment power.


(2) Based on 7,039,921 shares of Common Stock outstanding, including 1,579 treasury shares, as of April 30, 1997 plus shares deemed outstanding pursuant to Rule 13d-3(d)(1) of the Exchange Act.


(3) The shares shown for Lion Advisors, L.P. are beneficially held for the Apollo Advisors, L.P., the managing general partner of AIF II, L.P. Lion Advisors, L.P. is an affiliate of Apollo Advisors, L.P., the managing general partner of AIF II, L.P. Mr. Moore, a director of the Company, is an officer of the general partner of each of (i) Lion Advisors, L.P. and (ii) Apollo Advisors, L.P., the managing general partner of AIF II, L.P. and may be deemed to beneficially own these shares. Mr. Moore disclaims beneficial ownership of all of such shares. Mr. Benjamin is a limited partner of each of Lion Advisors, L.P., Apollo Advisors, L.P. and AIF II, L.P. Mr. Benjamin disclaims beneficial ownership of all of such shares. See "Security Ownership of Directors and Executive Officers."

(4) Shares held by BEA Associates for Executive Life Insurance Company of New York, 123 William Street, New York, NY 10038. Executive Life Insurance Company has sole voting power and sole investment power for these shares.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth information concerning the number of shares of Common Stock that are beneficially owned, directly or indirectly, as of April 30, 1997, by each director, by each executive officer named in the Summary Compensation Table on page 8 and by all directors and all executive officers (including the named executive officers) as a group.


     Unless otherwise indicated in a note to the table, to the Company's knowledge, ownership includes sole voting power and sole investment power.

                                                                AMOUNT AND NATURE OF      PERCENTAGE OF TOTAL
    NAME OF BENEFICIAL OWNER              POSITION           BENEFICIAL OWNERSHIP(1)(2)   OUTSTANDING SHARES
    ------------------------              --------           --------------------------   -------------------
Robert E. Anderson, III.........  Director                               1,917                 *
Steven R. Andrews...............  Vice President/Secretary              16,991                 *
Jeffrey D. Benjamin(3)..........  Director                               2,000                 *
Jerome D. Brady.................  Chairman/Pres./CEO                    92,672                1.3%
Robert N. Dangremond............  Director                               2,300                 *
Jeff M. Moore(3)................  Director                           2,476,412               35.1%
Thomas D. Rooney................  Vice President/CFO                    43,328                 *
All directors and executive
  officers as a group (8
  persons)(1)(2)(3).............                                     2,640,870               37.5%

-------------------------
 *  Less than one percent

(1) Two of the Named Executive Officers reflected in the Summary Compensation Table below have ceased to be employed by the Company and are not included in this chart. On August 27, 1996, Mr. Nygaard became an officer and employee of Heidelberg Finishing Systems, Inc. in connection with the sale of the Company's Sheridan Systems division. On September 13, 1996, Mr. Roberts resigned as an officer of the Company. Mr. Rooney has succeeded Mr. Roberts as the President of AM Multigraphics.


(2) Amounts include shares acquirable within 60 days of April 30, 1997 pursuant to the exercise of currently outstanding stock options granted pursuant to the Company's 1994 Long-Term Incentive Plan (the "1994 Long Term Incentive Plan") as follows: Mr. Andrews, 14,000 shares, Mr. Brady, 70,000 shares, Mr. Rooney, 40,000 shares, Mr. Anderson 1,917 shares, Mr. Moore, 1,000 shares, and 2,000 shares for each of the remaining non-employee directors.


(3) Includes shares beneficially owned by Lion Advisors, L.P., Apollo Advisors, L.P. and AIF II, L.P. Mr. Moore is an officer of the general partner of each of (i) Lion Advisors, L.P. and (ii) Apollo Advisors, L.P., the managing general partner of AIF II, L.P. Mr. Moore disclaims beneficial ownership of the indicated shares. Mr. Benjamin is a limited partner of each of Lion Advisors, L.P., Apollo Advisors L.P. and AF II, L.P. Mr. Benjamin disclaims beneficial ownership of all such shares.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     Five directors are to be elected to hold office until the next annual meeting and until their successors are elected and qualified.

     It is intended that the proxies solicited will be voted for the nominees named below unless otherwise directed. All nominees except Mr. Rooney are presently members of the Board of Directors. Each nominee has consented to be named as a nominee and has indicated his intent to serve on the Board of Directors if elected. In the event any nominee becomes unavailable, the proxies solicited will be voted for the balance of those named and, unless the Board of Directors reduces the number of directors, for such substitute nominee as may be designated by the Board of Directors. Pursuant to the Company's By-laws, written notice of other qualifying nominations by stockholders for election to the Board of Directors must have been received by the Secretary no later than June 28, 1996. As no notice of any such other nominations was received, no other nominations for the Board of Directors may be made at the Meeting.

INFORMATION CONCERNING NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

ROBERT E. ANDERSON, III, 61

     Director of the Company since January 26, 1995. Mr. Anderson is Executive Vice President, Planning and Development at Owens & Minor, Inc., a Virginia-based wholesale distributor of medical/surgical supplies and related products. He has held that position since 1994. Prior thereto, Mr. Anderson held a number of senior management positions at Owens & Minor, Inc. after its acquisition of Powers & Anderson in 1967. Mr. Anderson is a director of Mayer Electric Supply Company, a wholesale distributor of supplies, and a former director of the Savin Company, a distributor of copier machines.

JEFFREY D. BENJAMIN, 35

     Director of the Company since October 13, 1993. Since May 1996, Mr. Benjamin has been a Managing Director at UBS Securities LLC, a securities investment firm. From January 1996 to May 1996, Mr. Benjamin was a Managing Director at Bankers Trust Company, a financial services company. From 1992 to May 1996, Mr. Benjamin was an officer of Apollo Capital Management, Inc. and Lion Capital Management, Inc., which act as general partners of Apollo Advisors, L.P. and Lion Advisors, L.P., respectively. Mr. Benjamin is a limited partner of Apollo Advisors, L.P., which acts as managing general partner of Apollo Investment Fund, L.P. and AIF II, L.P., securities investment funds, and is a limited partner of Lion Advisors, L.P., which acts as financial advisor to and representative for Altus Finance and certain other institutional investors with respect to securities investments. From 1985 to 1992, Mr. Benjamin was a Vice President at Salomon Brothers Inc., an investment banking firm. Mr. Benjamin is a director of Empire Kosher Poultry, Inc.

ROBERT N. DANGREMOND, 53

     Director of the Company since February 8, 1993. Since August 1995, Mr. Dangremond has acted as interim Chief Executive Officer and President of Forstmann & Company, Inc., a producer of clothing fabrics. From February 1993 to September 1994, Mr. Dangremond acted as interim Chairman of the Board, Chief Executive Officer, and President of the Company. Since September 1989 Mr. Dangremond has been a Principal with Jay Alix & Associates, a consulting firm specializing in the restructuring of major corporations. From 1982 to 1989 he was the CFO and Treasurer of Leach & Garner Company, a diversified manufacturing and trading company. Prior thereto, he served as a Vice President and Manager for Chase Manhattan Bank and a Sales and Marketing Manager for Scott Paper Company. Mr. Dangremond is also a director of Standard Brands Paint Company, Envirodyne Industries, Inc. and Forstmann & Company, Inc.

     Mr. Dangremond's appointment as interim Chief Executive Officer and President of Forstmann & Company, Inc. ("Forstmann") and, prior thereto, as Chairman of the Board, President and Chief Executive Officer of the Company were each made in connection with turnaround consulting services provided by Jay Alix & Associates, of which Mr. Dangremond is a principal. On May 17, 1993, the Company filed a petition under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), and on September 29, 1993, a plan of reorganization was confirmed. On September 22, 1995, Forstmann filed a petition under Chapter 11 of the Bankruptcy Code.

JEFF M. MOORE, 37

     Director of the Company since February 14, 1996. Mr. Moore has been a limited partner of Apollo Advisors, L.P. and Lion Advisors, L.P., which act as managing general partner of Apollo Investment Fund, L.P. and AIF II, L.P. respectively, securities investment funds, and a financial advisor to and representative for certain institutional investors with respect to securities investments since 1992. From 1990 until joining Apollo, Mr. Moore was Vice President -- Investment Management at First Executive Corporation where he was responsible for the management of a diversified fixed income portfolio. Prior to 1990, Mr. Moore was a Certified Public Accountant at Deloitte & Touche LLP where he specialized in financial instruments and credit analysis.

THOMAS D. ROONEY, 50

     President of AM Multigraphics since August 1996, Vice President of the Company since February 1986, Chief Financial Officer since August 1993, and Controller and Chief Accounting Officer of the Company from September 1989 to August 1993. From 1986 to 1989 Mr. Rooney was President of the Company's former AM Bruning division, a manufacturer and distributor of equipment, supplies and services for the engineering graphics market.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors met ten times from August 1, 1995 to July 31, 1996 ("Fiscal 1996"). Each director of the Company attended at least 75% of the meetings of the Board of Directors and the meetings of all committees of which such director was a member.

     The Board of Directors of the Company has the following standing committees: the Audit Committee and the Management and Compensation Committee (the "Compensation Committee").

     The Audit Committee recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements. The Audit Committee also reviews the independent public accountants' planning and results of the audit engagement, the scope and results of the Company's procedures for internal auditing, the independence of the auditors, the adequacy of the Company's system of internal accounting controls and the scope of audit and non-audit services. Members of the Audit Committee are Mr. William E. Hogan, II (Chairman), who is not standing for reelection, and Mr. Moore. The Audit Committee met four times in Fiscal 1996.

     The Compensation Committee administers and makes awards under the Company's 1994 Long Term Incentive Plan, the Executive Incentive Compensation Plan, and all retirement plans of the Company. The Compensation Committee also studies and recommends the implementation of all compensation programs for directors, officers and employees of the Company. Members of the Compensation Committee are Messrs. Anderson, Benjamin (Chairman), and Dangremond. The Compensation Committee met three times in Fiscal 1996.

REMUNERATION OF DIRECTORS


     Directors are reimbursed for travel and expenses related to attendance at meetings of the Board of Directors or Board committees. Beginning August 1, 1997, the Board of Directors' cash compensation for non-employee directors will be reduced from a quarterly retainer of $5,000 to a quarterly retainer of $2,500 plus a grant of shares of Company Common Stock equal in value to the quarterly cash retainer, valued at the closing price as of the end of each fiscal quarter, along with a fee of $750 for attendance at meetings which are in addition to regular meetings, whether in person or by telephone. The reduction in cash compensation for non-employee directors is intended both to reduce the Company's overhead and to base a more significant portion of the directors' compensation on the performance of the Company's stock. Directors who are officers of the Company receive no additional compensation for their services as directors.


     On August 27, 1987, the Board of Directors approved a retirement plan for outside directors with a minimum of five years of service. Under the plan, eligible directors commence receiving benefits upon the later of attainment of age 65 and the actual date of retirement. The benefit payable under the plan is 75% of the annual retainer in effect at the time of retirement, payable in equal annual installments. The number of annual installments is equal to the number of years of service, with payments made on the August 1st following the director's retirement. In 1988, the retirement plan was amended to provide that all outside directors become eligible immediately upon a change in control of the Company. The plan also provides for mandatory retirement upon attainment of age 70, except for all persons over the age of 65 serving as directors at the time of adoption of the plan. Upon the effective date of the Company's Plan of Reorganization, the retirement plan for outside directors was assumed as an executory contract and in August 1996, the third installment of payments was paid to five former directors in the aggregate amount of $79,500. Annual payments are expected to continue to certain former directors through the year 2009.

     Pursuant to the terms of the Company's 1994 Long Term Incentive Plan, non-employee directors are automatically granted, on the date of each annual meeting of stockholders, non-qualified options to purchase 1,000 shares of Common Stock at an option exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. Such options are exercisable in part or in full on the date of grant and expire ten years after the date of grant. If a non-employee director ceases to be a director of the Company for any reason, each option held by such holder is exercisable for a period of three months after the date such holder ceases to be a director or until the expiration of the term of such option, whichever is shorter.

     The Company is not aware of any family relationship between any director or person nominated or chosen by the Board to become a director or an executive officer of the Company, its subsidiaries or its affiliates.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE FIVE NOMINEES FOR DIRECTOR LISTED ABOVE.

EXECUTIVE COMPENSATION

  (a) Summary Compensation Table

     The following table reflects information with respect to the annual compensation for services in all capacities to the Company for the fiscal years ended July 31, 1996, July 31, 1995, and July 31, 1994, of those persons who were during the fiscal year ended July 31, 1996, (i) the Chief Executive Officer and
(ii) the other four most highly compensated executive officers of the Company (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                         ANNUAL COMPENSATION          COMPENSATION AWARDS
                                      --------------------------   -------------------------
                                                                                SECURITIES
                                                                    OTHER       UNDERLYING
              NAME AND                                              ANNUAL    STOCK OPTIONS/   ALL OTHER
       PRINCIPAL POSITION(1)          YEAR    SALARY     BONUS     COMP(2)         SARS         COMP(3)
       ---------------------          ----    ------     -----     -------    --------------   ---------
Jerome D. Brady.....................  1996   $350,000   $      0   $ 33,916            0       $ 14,507
  President and Chief                 1995    297,500    421,250     12,373      140,000          8,226
  Executive Officer                   1994        N/A        N/A        N/A          N/A            N/A
Thomas D. Rooney....................  1996    199,500          0     29,949            0         10,095
  Vice President and                  1995    190,000     65,132     27,560            0        280,121
  Chief Financial Officer             1994    185,859    231,443     30,455       50,000         13,752
David A. Roberts(4).................  1996    225,000          0     19,150            0         10,440
  President -- AM Multigraphics and   1995    108,173     60,000     69,995       60,000          4,573
  Vice President (Company)            1994        N/A        N/A        N/A          N/A            N/A
Ulrik T. Nygaard....................  1996    190,000          0      3,304            0          7,621
  President -- Sheridan               1995    148,980     57,062        853       20,000         31,010
  Systems and Vice                    1994    148,980    124,171    108,312            0         11,072
  President (Company)
Steven R. Andrews...................  1996    183,750          0     22,223            0          8,423
  Vice President, General             1995    175,000     59,990    106,564            0          4,308
  Counsel and Secretary               1994        N/A        N/A        N/A       35,000            N/A

-------------------------
(1) The titles shown are the capacities in which each executive officer served at the end of Fiscal 1996. On September 19, 1994, the Company hired Jerome
    D. Brady as Chairman, President and Chief Executive Officer; on January 30, 1996 the Company hired David A. Roberts; and on June 27, 1994, the Company hired Steven R. Andrews. On August 27, 1996, Mr. Nygaard ceased to be an officer and employee of the Company as a result of the sale of the Company's Sheridan Systems division. On September 13, 1996, Mr. Roberts resigned as an officer of the Company. Mr. Rooney has succeeded Mr. Roberts as the President of AM Multigraphics.

(2) The amounts include taxes reimbursed during the fiscal year of $19,531 to Mr. Brady, $16,344 to Mr. Rooney, $7,693 to Mr. Roberts and $9,768 to Mr. Andrews. During fiscal year 1995, the Company paid relocation expenses of $91,640 for Mr. Andrews and $65,383 for Mr. Roberts. During fiscal year 1994, the Company paid relocation expenses of $107,815 for Mr. Nygaard. Also included are amounts attributable to executive medical plan expenses, disability insurance and car allowances.

(3) The amounts in this column for Fiscal 1996 include (i) premiums paid by the Company for executive life insurance of $6,684 for Mr. Brady, $4,077 for Mr. Rooney, $3,806 for Mr. Roberts, $754 for Mr. Nygaard and $2,504 for Mr. Andrews and (ii) matching contributions under the Company's 401(k) plans of $7,823 for Mr. Brady, $6,018 for Mr. Rooney, $6,634 for Mr. Roberts, $6,867 for Mr. Nygaard and $5,920 for Mr. Andrews.

(4) Amounts shown do not include a payment of $175,000 to Mr. Roberts on September 13, 1996 in satisfaction and settlement of any and all rights Mr. Roberts might have had under any agreements with the Company or under various benefit and bonus plans maintained by the Company.

  (b) Stock Option/SAR Grants

     No stock options or SARs were awarded to the Named Executive Officers during Fiscal 1996.

  (c) Option Values

     The following table shows the number and value of unexercised stock options held by the Named Executive Officers as of July 31, 1996.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                          NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                          SECURITIES UNDERLYING             IN-THE-MONEY
                                                              OPTIONS/SARS                  OPTIONS/SARS
                                SHARES                    AT FISCAL YEAR-END(A)       AT FISCAL YEAR-END(A)(B)
                              ACQUIRED ON    VALUE     ---------------------------   ---------------------------
                               EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            NAME                  (#)         ($)          (#)            (#)            ($)            ($)
            ----              -----------   --------   -----------   -------------   -----------   -------------
J.D. Brady..................       0           $0        70,000         70,000           $0             $0
T.D. Rooney.................       0            0        30,000         20,000            0              0
S.R. Andrews................       0            0        14,000         21,000            0              0
D.A. Roberts................       0            0        30,000         30,000            0              0
U.T. Nygaard................       0            0         6,200         13,800            0              0

-------------------------
(a) No SARs were outstanding as of July 31, 1996.

(b) Based on the closing market price of the Common Stock of $1.875 on July 31, 1996. As of July 31, 1996 all the outstanding options of the Company were out-of-the money.

  (d) Employment and Other Agreements

     The Company entered into an employment agreement with Mr. Brady, effective as of September 19, 1994. The agreement with Mr. Brady provided that he would serve as Chairman, President and Chief Executive Officer of the Company until September 19, 1996, at which time his employment term would be automatically extended for successive one-year periods unless either party notifies the other that the term will not be extended at least one year prior to the termination date. The Company's obligations to Mr. Brady under this agreement have been satisfied in connection with the various actions taken pursuant to Mr. Brady's Change-in-Control Agreement, as described below.

  Change-In-Control Agreements

     In July 1995, the Board authorized the Company to enter into agreements with each of Jerome D. Brady, President and Chief Executive Officer, Thomas D. Rooney, Vice President and Chief Financial Officer, David A. Roberts, Vice President and President of AM Multigraphics, and Steven R. Andrews, Vice President, General Counsel and Secretary, to secure their continued service in the event of any "Change-in-Control" (collectively, the "Change-in-Control Agreements"). Mr. Roberts' Change-in-Control agreement terminated upon his resignation on September 13, 1996. The Change-in-Control Agreements provide, in the event of a "Change-in-Control," that such officers will receive a "Retention Bonus" ($800,000 for Mr. Brady, $250,000 for Mr. Rooney and $200,000 for Mr. Andrews). A "Change-in-Control" occurred on August 27, 1996 when the sale of substantially all of the Company's Sheridan Systems assets was consummated. The Retention Bonuses for Messrs. Brady, Rooney and Andrews which accrued following the sale of Sheridan Systems were paid in December 1996. In addition, if there is a Qualifying Termination after a Change-in-Control (under the Change-in-Control Agreements), the officer is entitled to receive a lump sum cash amount equal to two times the officer's highest rate of annual base salary in effect at any time after the date of the execution of the Change-in-Control Agreement (which amount is reduced over time following the Change-in-Control), together with a pro rata portion of bonus for the year and payments of certain accrued benefits. A "Qualifying Termination" means, among other things, a termination by the officer for any reason on the date six months following consummation of the sale of Sheridan Systems, which date was February 27, 1997.

     On March 3, 1997, the Company and Messrs. Brady, Andrews, and Rooney, respectively, agreed on the manner in which the Company's obligations pursuant to the Change-in-Control Agreements (as well as Mr. Brady's employment agreement) would be satisfied. All cash payments due to Messrs. Brady and Andrews under the Change-in-Control Agreements were paid on March 18, 1997, in the amount of $622,933 for Mr. Brady and $355,655 for Mr. Andrews, and the Company made the SRP payments described below. Mr. Rooney agreed to continue his services with the Company on the terms described below. Messrs. Brady and Andrews agreed to continue their services with the Company on a month-to-month basis at their current salary, but without car allowance and certain other benefits, to assist in certain transition matters and in preparing for the Company's annual meeting. Either the Company or Messrs. Brady or Andrews, respectively, may terminate the applicable employment arrangement at any time. In satisfaction of the Company's obligations under the Change-in-Control Agreements, the Company will continue medical, dental and life insurance benefits for Messrs. Brady and Andrews, respectively, until the earlier of September 3, 1998 or the date on which such officer obtains comparable coverage under another employer's plans.

  Other Agreements

     The Company and each of Messrs. Brady, Rooney and Andrews entered into agreements regarding supplemental retirement benefits ("SRP"). These agreements generally provided, subject to certain exceptions, that upon normal retirement at age 65, such persons are entitled to receive a fixed monthly cash payment for life of 3 1/2% of their final average monthly compensation times their years of service (up to a maximum of 15 years), provided, however, that such supplemental benefits be reduced by the actuarial value of all other retirement benefits payable to such person from all the Company's other sponsored retirement programs. These agreements were terminated on March 18, 1997 in connection with the satisfaction of the Company's obligations under the Change-in-Control Agreements and lump sum payments were made in the amount of $261,952 to Mr. Brady, $739,634 to Mr. Rooney and $78,600 to Mr. Andrews.

     The Company and Mr. Rooney have reached an understanding that Mr. Rooney will serve as CEO and President of the Company following the Meeting at a salary of $225,000, together with continuation of

Mr. Rooney's current bonus plan (with a target level of 40% of his base salary) and benefits. Additional Long Term Incentives under the Company's 1994 Long Term Incentive Plan have not yet been awarded. In the event Mr. Rooney's employment is terminated, Mr. Rooney will receive a severance payment equal to 21 months of his previous salary, outplacement services and continuation of benefits for the lesser of two years or the date on which Mr. Rooney obtains comparable coverage under another employer's plan.

REPORT OF THE COMPENSATION COMMITTEE

     As referenced previously, the Company filed for protection under Chapter 11 of the U.S. Bankruptcy Code on May 17, 1993. On October 13, 1993, the Company's Plan was consummated and accordingly, the Company's Bankruptcy Proceeding effectively terminated (other than as to the resolution of disputed claims) and a new Board of Directors was appointed. All compensation matters were subject to the jurisdiction of the Bankruptcy Court from May 17, 1993 to October 13, 1993.

     On October 29, 1993 the new Board of Directors appointed a Compensation Committee consisting of three outside directors. During Fiscal 1996, the Compensation Committee continued to evaluate the Company's compensation plans. In March, 1996 the present members of the Compensation Committee were elected. Among its responsibilities, the Compensation Committee reviews the compensation of executive officers of the Company and makes recommendations to the Board concerning executive compensation matters. The foundation of the executive compensation program is based on guiding principles that ensure that senior managers are rewarded appropriately for their contributions to the Company's profitability and growth while supporting the Company's business objectives and stockholder interests. Companies used in comparative analyses for the purpose of determining each executive officer's salary are selected periodically with the assistance of professional compensation consultants. Selection of such companies is based on a variety of factors, including industry classification. The companies used in these comparative analyses include some of the companies in the Peer Group used in the Performance Graph, as well as other companies.

     In reviewing future compensation arrangements, the Compensation Committee will evaluate its recommendations based upon the following objectives:

     - Executive Compensation Programs shall support the attainment of the Company's short-term and long-term strategic and financial objectives.

     - Total compensation shall represent competitive levels of compensation when compared to the financial performance and compensation levels of executives of comparable companies against which the Company competes for management talent.

     - Performance-related pay shall be a significant component of total compensation placing a significant portion of an executive officer's compensation at risk.

     Based on available data, the Company believes the base salaries of its executives are set at or slightly below the levels of comparable companies in the Company's industry. Individual salary increases are awarded at the discretion of the Compensation Committee.

     Cash bonuses and long-term incentive compensation of executives are designed to compensate at market levels. For Fiscal 1996, the executives' short-term cash bonus awards were contingent upon achievement of operating income and net income goals, and no amounts were paid under the plan. Amounts paid under the Executive Incentive Compensation Plan to the Named Executive Officers are set forth in the "Bonus" column of the Summary Compensation Table.

  (a) CEO Compensation

     On September 19, 1994, the Company hired J. D. Brady as Chairman, President and Chief Executive Officer at an annual salary of $350,000. In determining the base salary of Mr. Brady, the Committee considered his salary level comparable to positions at comparable companies in the industry. Mr. Brady is eligible to earn a bonus with a target level of 40% of his base salary. Given the changes in the strategic direction of the Company in Fiscal 1996, no changes were made in Mr. Brady's compensation and no additional awards granted under the 1994 Long Term Incentive Plan for such year. As previously mentioned, no incentive bonuses were paid in Fiscal 1996 to any employees, including Mr. Brady and the other executive officers.

     Mr. Rooney will become the Chief Executive Officer and President of the Company immediately after the Meeting, on the terms outlined above. In determining the base salary of Mr. Rooney, the Committee considered his salary level comparable to positions at comparable companies in the industry.

     In response to the provisions included in the Omnibus Budget Reconciliation Act of 1993 ("1993 Revenue Act"), tax deductibility is only one of the factors that is taken into consideration in designing the executive compensation program. It is the present intent of the Company to take the necessary steps to conform its compensation to comply with the 1993 Revenue Act; however, the Compensation Committee may implement programs that provide for non-deductible compensation in the event that it is deemed in the best interests of the Company and its stockholders.

  (b) Compensation Policies and Plans

     A. Base Salary

          The Company's overall salary structure is reviewed annually, using outside executive compensation surveys, to ensure that it remains competitive. Base salaries of its executives are set at approximately the 50th percentile of comparable companies. Positions are classified within the salary structure on the basis of assigned responsibilities. The salary mid-point of a grade assigned to a position is the salary level that approximates the Company's judgment, based on an evaluation of the latest survey information available, as to appropriate compensation levels.

          Individual base salaries generally are reviewed annually; however, salaries are not necessarily increased each year. Decisions relating to salary increases are based upon guidelines furnished by senior management, but are awarded in the discretion of the Compensation Committee. Salary increases are granted based on each executive's performance as well as position in the applicable salary range.

     B. Incentive Compensation Plans

          The Company maintains an annual Executive Incentive Compensation Plan ("EICP") which is administered by the Compensation Committee. In addition to the executive officers, approximately 27 management employees participate in the EICP based upon recommendations of the executive officers of the Company and approval by the Compensation Committee, with target bonuses of up to 40% of base salary and a cap of 200% of the target levels. The plan also allows discretionary payments in an amount equal to 3% of the actual bonus pool to nonparticipants in the plan. Payments under the EICP are measured by a combination of company performance and individual performance, but actual awards are subject to the discretion of the Board of Directors. Operating performance targets are established at the beginning of each year by the Compensation Committee and vary depending upon the needs of the Company's business. Generally, the operating performance targets are a function of net income, revenue, cash flow, and certain operational objectives. In Fiscal 1996, performance targets were based on operating income and net income. No individual awards were earned for Fiscal 1996.

     C. Long Term Incentives

          The Company maintains the 1994 Long Term Incentive Plan as a stock-based means of compensating executive officers and all management employees. The 1994 Long Term Incentive Plan provides for the grant of incentive and non-qualified stock options, stock appreciation rights, restricted stock awards and performance plan awards. The Compensation Committee administers the 1994 Long Term Incentive Plan and has sole discretion to determine those employees to whom awards will be granted, the number of awards and the time periods during which the awards may be exercised. Awards made under the 1994 Long Term Incentive Plan are intended to provide key employees with additional incentives designed to enhance the profitable growth of the Company as well as the value of the Company's Common Stock.

     D. Retirement Plans

          The Company maintains retirement programs for approximately 712 U.S. based employees and the Named Executive Officers participate on the same basis as all other eligible employees. The programs are comprised of a profit sharing plan and 401(k) savings plans. Contributions by the Company to the profit sharing plans are discretionary with the Board of Directors. For Fiscal 1996, no contribution was made to the profit sharing plan. For the Named Executive Officers, the sum of amounts listed in the "Salary" and "Bonus" columns of the Summary Compensation Table on page 8 is included as compensation for the purposes of calculation of profit sharing contributions. The 401(k) savings plans permit participants to defer a portion of their eligible compensation subject to limitations established by federal law. The Company makes matching contributions of 60 cents per each dollar of deferred compensation up to 6% of eligible compensation. For Fiscal 1996, the Company contributed approximately $2.0 million to the 401(k) savings plans to a total of 1204 employees, which included 492 active Sheridan Systems employees who are no longer employed by the Company. It is the present intention of the Company to continue to maintain the profit sharing plans and 401(k) savings plans.

     E. Other Benefits

          Certain sales and management employees, including the Named Executive Officers, receive a car allowance ranging from $300 up to $600 per month. The amount is grossed up for taxes in the case of executive officers. Additionally, executive officers receive certain personal benefits customary in the industry, including financial planning and income tax preparation.

        MANAGEMENT AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                         Jeffrey D. Benjamin, Chairman
                              Robert N. Dangremond
                            Robert E. Anderson, III

PERFORMANCE GRAPH

     The following performance graph compares the Company's cumulative stockholder return on its Common Stock to the Standard & Poor's 500 Composite Index and a Peer Group Index for the period from December 6, 1993 (the date on which the Common Stock opened for trading on the American Stock Exchange) through July 31, 1996.

         MEASUREMENT PERIOD                   AM            PEER GROUP          BROAD
        (FISCAL YEAR COVERED)           INTERNATIONAL                           MARKET
                                             INC
12/6/93                                          100.00            100.00            100.00
1993                                             101.32             95.47            101.21
1994                                              94.74             89.52            102.55
1995                                              61.18            130.21            141.09
1996                                              46.05            154.36            173.48

     The Peer Group selected by the Company is composed of 24* publicly held companies which participate in one or more industry groups which are similar to the Company. The companies included in the Peer Group are as follows:

     AFP Imaging Corporation
     Canon Inc. (ADR)
     Chyron Corporation
     Cohu Inc.
     Concord Camera Corporation
     Danka Business System (ADR)
     David White Inc.
     Eastman Kodak Company
     Electrocom Automation
     Fuji Photo Film (ADR)
     General Binding Corporation
     Gradco Systems, Inc.
     HMG Worldwide Corporation
     Matthews Studio Equipment (GR)
     Oce-Van Der Grinten N.V.
     Photo Control Corporation
     Photo Matrix Inc.
     Pitney Bowes Inc.
     Polaroid Corporation
     Prime Source Corporation
     Showscan Entertainment
     Spatialight Inc.
     THT Inc.
     Xerox Corporation

     * Anacomp Inc., Information International Inc. and Smith-Corona Corporation have been removed from the Peer Group; these companies were delisted in September and October of 1996. Momentum Corporation is now known as Prime Source Corporation. Sayette Group, Inc. is now known as Spatialight Inc. Xscribe Corporation is now known as Photo Matrix Inc.

     SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, its executive officers and any persons holding ten percent or more of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "Commission") and the American Stock Exchange. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any known failure to file by these dates during Fiscal 1996. All of these filing requirements were satisfied by the directors and officers of the Company. In making this statement, the Company has relied on the written representations of its incumbent directors and officers and copies of the reports filed with the Commission and sent to the Company.

                                 PROPOSAL NO. 2
                 REDUCTION OF NUMBER OF SHARES OF CAPITAL STOCK

     The Second Restated Certificate of Incorporation of the Company authorizes the issuance of a total of 50,000,000 shares of capital stock, of which 40,000,000 shares are reserved for issuance as Common Stock and 10,000,000 shares are reserved for issuance as Preferred Stock. On April 28, 1997, the record date for the Annual Meeting, 7,039,921 shares of Common Stock were issued and outstanding, including 1,579 treasury shares held by the Company. As of that date, no shares of Preferred Stock were issued and outstanding.

     At a meeting held on April 10, 1997, the Board of Directors adopted a resolution proposing and declaring the advisability of an amendment to the Company's Second Restated Certificate of Incorporation decreasing the authorized number of shares of capital stock from 50,000,000 shares to 10,000,000 shares with 9,500,000 shares being reserved for issuance as Common Stock and 500,000 shares being reserved for issuance as Preferred Stock. The Board of Directors directed that this proposed amendment be considered at the Annual Meeting on May 28, 1997. Article Fourth of the Second Restated Certificate of Incorporation, as proposed to be amended, is set forth in full in Appendix A to this Proxy Statement. Approval of this amendment requires the affirmative vote of a majority of all outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting.

     The reduction in authorized shares of capital stock will allow the Company to reduce certain franchise tax expenses. The Company is a Delaware corporation and is subject to an annual franchise tax payment under Delaware law. While the Company cannot predict the precise savings it will have each year, the Company estimates that it will pay approximately $66,000 in franchise taxes for Fiscal 1997, but if the authorized number of shares of capital stock were reduced to 10,000,000, the tax would be less than $17,000, or a savings of over $49,000. Although the Company cannot predict with absolute accuracy the savings it will effect in future years by reducing the authorized capital stock, it believes the savings will continue to be comparable.

     The Board of Directors believes that following approval of the reduction in the authorized shares of capital stock of the Company there will be sufficient authorized, but unissued, shares to provide the Company with the flexibility it might need in the future. The Board of Directors of the Company currently has no negotiations, understandings, agreements, or arrangements concerning the issuance of any equity securities.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S SECOND RESTATED CERTIFICATE OF INCORPORATION REDUCING THE AUTHORIZED NUMBER OF SHARES OF CAPITAL STOCK.

                                 PROPOSAL NO. 3
                              REVERSE STOCK SPLIT

GENERAL

     On April 10, 1997, the Board of Directors adopted a resolution proposing and declaring the advisability of an amendment to the Second Restated Certificate of Incorporation of the Company to effect a 1 for 2 1/2 reverse stock split of the issued and outstanding shares of the Company's Common Stock (the "Reverse Stock Split"). If the Reverse Stock Split is approved by the requisite vote of the Company's stockholders, the Reverse Stock Split will be deemed effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State, which effective date (the "Effective Date") is expected to occur shortly after the Meeting, and each share of Common Stock outstanding immediately prior to the Reverse Stock Split ("Old Shares") shall automatically be converted into two-fifths of a validly issued, fully paid and nonassessable share of Common Stock and each share of Common Stock into which shares are converted shall have a par value of $.025 ("New Shares"). Each certificate representing one or more Old Shares shall represent a number of New Shares equal to the shares evidenced thereby prior to such effectiveness multiplied by two-fifths. No fractional shares of Common Stock shall be issued. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash (without interest) equal to the product of such fraction (determined based on the aggregate number of shares held by such holder) multiplied by the average of the closing sale price of a share of Common Stock as reported on the American Stock Exchange on the effective date hereof and rounding the result to the nearest $.01. Upon surrender of each certificate for Old Shares, a certificate representing the New Shares will be issued and forwarded to the stockholders. However, each certificate representing Old Shares will continue to be valid and represent New Shares equal to two-fifths the number of Old Shares (subject to the treatment of fractional shares).

     The proposed amendment to Article Fourth of the Second Restated Certificate of Incorporation, as amended to effect the Reverse Stock Split, is set forth in full in Appendix A to this Proxy Statement.

VOTE REQUIRED

     Approval of the Reverse Stock Split amendment requires the affirmative vote of a majority of all outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting.

PURPOSES AND EFFECTS OF THE REVERSE STOCK SPLIT

     The purpose of the Reverse Stock Split is to increase the marketability and liquidity of the Common Stock.


     The Common Stock is listed for trading on the American Stock Exchange. On the Record Date, the reported closing price of the Common Stock was 2-7/8 per share. It is expected that the price of the Common Stock will decrease as a result of the dividend (the "Dividend") of $2.00 per Old Share currently contemplated to be declared and paid in May. This decrease could adversely affect the liquidity and marketability of the Common Stock.


     The Board believes that a decrease in the number of shares of Common Stock outstanding without any material alteration of the proportionate economic interest in the Company represented by individual shareholdings may increase the trading price of such shares to a price more appropriate for an exchange-listed security, although no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split.

     The Board also believes that the per share price of the Common Stock, especially after giving effect to the Dividend, may limit the effective marketability of the Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue. Any reduction in brokerage commissions resulting from a Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" created by such Reverse Stock Split.

     In addition, the Board believes that a Reverse Stock Split may be necessary in order to increase the trading price of the Company's Common Stock to levels acceptable to the American Stock Exchange (the "Exchange"), and may be necessitated in order to maintain the listing of the Common Stock on the Exchange.

     However, no assurance can be given that any or all of these effects will occur. Stockholders should note that the Board of Directors cannot predict what effect the Reverse Stock Split will have on the market price of the Common Stock.

CHANGES AFFECTING CAPITAL STOCK

     The par value of the Common Stock will be increased from $.01 to $.025 per share following the Reverse Stock Split, and the number of Common Stock outstanding will be reduced from 7,039,921 (including 1,579 treasury shares) to approximately 2,816,000, without giving effect to the elimination of fractional shares.

     The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act.

IMPLEMENTATION OF REVERSE STOCK SPLIT

     As soon as practicable after the effective date of the Reverse Stock Split, the Company will send a letter of transmittal to each holder of record of Old Shares. The letter of transmittal will contain instructions for the surrender of certificate(s) representing Old Shares to First Chicago Trust Company of New York, the Company's exchange agent (the "Exchange Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a stockholder will be entitled to receive a certificate representing the number of New Shares of Common Stock into which his Old Shares have been reclassified and changed as a result of the Reverse Stock Split and cash, without interest, in lieu of fractional shares of Common Stock.

     Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until he has surrendered his outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

     The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The Company, however, believes that because the Reverse Stock Split is not part of a plan to periodically increase a stockholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split will have the following federal income tax effects:

          1. A stockholder will not recognize gain or loss on the exchange, except with respect to cash received in lieu of fractional shares. In the aggregate, the stockholder's basis in the New Shares (before adjustment for cash received in lieu of fractional shares) will equal such stockholder's basis in the Old Shares.

          2. A stockholder's holding period for the New Shares will be the same as the holding period of the Old Shares exchanged therefor.

          3. Stockholders who receive cash in lieu of fractional New Shares will be treated as having received such fractional New Shares pursuant to the exchange and then as having sold those fractional shares for cash. Such stockholders will recognize gain or loss with respect to such fractional New Shares in an amount equal to the difference between the tax basis allocated to such fractional New Shares and the cash received in respect thereof. Assuming that the Common Stock is held as a capital asset, any such gain or loss will be capital gain or loss and will constitute long-term capital gain or loss if the holding period of such fractional New Shares (as determined above) exceeds one year.

          4. The Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, and the Company will not recognize any gain or loss as a result of the Reverse Stock Split.

MISCELLANEOUS

     The Board of Directors may abandon the proposed Reverse Stock Split at any time prior to the Effective Date of the Reverse Stock Split if for any reason the Board of Directors deems it advisable to abandon the proposal. The Board of Directors may consider abandoning the proposed Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split would adversely affect the ability of the Company to raise capital or the liquidity of the Common Stock, among other things.

RECOMMENDATION AND VOTE

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S SECOND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

                                 PROPOSAL NO. 4
                            CHANGE OF CORPORATE NAME

     At a meeting held on April 10, 1997, the Board of Directors adopted a resolution proposing and declaring the advisability of an amendment to the Company's Restated Certificate of Incorporation to change the name of the Company to "Multigraphics, Inc." The Board of Directors believes that the new name will promote public recognition of the Company and enable the public and those already familiar with the Company to recognize the Company's holdings following the sale of Sheridan Systems. The Board of Directors directed that this proposed amendment be considered at the Annual Meeting on May 28, 1997. Approval of this amendment requires the affirmative vote of a majority of all outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting.

     If the proposed amendment is approved, Article First of the Second Restated Certificate of Incorporation would be amended to read as follows:

     "The name of the corporation is MULTIGRAPHICS, INC."

     Under Delaware law, a change of corporate name does not require shareholder approval. Nevertheless, the Board of Directors believes it is appropriate to have the benefit of the shareholders' views on this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDING THE SECOND RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO CHANGE THE NAME OF THE COMPANY.

                                 PROPOSAL NO. 5
             EMPLOYMENT OF PRINCIPAL INDEPENDENT PUBLIC ACCOUNTANTS

     Acting upon the recommendation of the Audit Committee, the Board of Directors has chosen the firm of Arthur Andersen LLP as the Company's independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending July 31, 1997, subject to ratification by the stockholders. The firm of Arthur Andersen LLP has audited the Company's consolidated financial statements annually since fiscal 1982. The Company knows of no direct or material indirect financial interest of Arthur Andersen LLP in the Company, or of any connection with the Company in the capacity of promoter, underwriter, voting trustee, officer or employee. If the stockholders do not ratify the employment of Arthur Andersen LLP, the selection of independent public accountants will be reconsidered by the Board of Directors.

     A representative of Arthur Andersen LLP is expected to be present at the Meeting and will have an opportunity to make a statement if he or she desires to do so and will also be available to respond to appropriate questions raised at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Stockholder proposals submitted for presentation at the 1998 Annual Meeting of Stockholders must be received by the Corporate Secretary of the Company at its principal executive offices no later than June 30, 1997.

                            EXPENSES OF SOLICITATION


     The costs of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders and the Proxy Statement will be borne by the Company. In addition to solicitation by mail, the Company will request banks, brokers and other custodians, nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company's stock and will reimburse them for their expenses. Certain directors, officers and other employees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration, by personal interview, mail, telephone or telegraph. In addition, the Company has retained Corporate Investors Communications, Inc. to assist with the solicitation for a fee of $2,500 plus expenses.


                                 OTHER BUSINESS

     It is not intended that any business other than that set forth in the Notice of Annual Meeting and described in this Proxy Statement will be brought before the Meeting. If any other matters are properly presented for action at the Meeting, it is intended that the persons named in the accompanying proxy will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.

                                          By Order of the Board of Directors,

                                          Steven R. Andrews, Secretary
Mt. Prospect, Illinois

May 6, 1997

                                   APPENDIX A

                                 PROPOSAL NO. 2

     If approved, Article Fourth of the Second Restated Certificate of Incorporation would read as follows:

          "Fourth: The total number of shares of all classes of capital stock which the Company shall have the authority to issue is ten million (10,000,000) shares, of which nine million five hundred thousand (9,500,000) shall be shares of Common Stock of the par value of $0.01 ($0.025 if proposal no. 3 is adopted) per share (the "Common Stock") and five hundred thousand (500,000) shares shall be shares of Preferred Stock of the par value of $0.01 per share (the "Preferred Stock").

          All shares to be issued must be voting securities and, as to all classes of such voting securities, voting power shall be appropriately distributed among such classes by the Board of Directors of the Company on a proportional one vote per share basis. With respect to any class of securities having a preference superior to another class of securities with respect to dividends or other rights, such superior class of securities must contain adequate provision for the election of directors representing such preferred class of securities in the event of failure to pay such dividends. No stockholder shall have any preemptive right to purchase or subscribe for any or all additional issues of stock with the Company or any or all classes or series thereof, whether now or hereafter authorized, or for any securities of the Company convertible into such stock.

          Subject to the limitations prescribed by law and the provisions of this Article Fourth, any number of series of Preferred Stock may be issued from time to time with such voting powers and in such series and in such amounts, with such designations, dividend rates, dividend rights, redemption rights, conversion rights, rights upon dissolution or liquidation, other preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, as shall for each series thereof be fixed by resolution of the Board of Directors adopted prior to the time shares of any such series are first issued. The Board of Directors is hereby expressly granted the authority to fix any one or more of such matters by resolution so adopted and to cause a Certificate of Designations to be filed reflecting the terms thereof."

                                 PROPOSAL NO. 3

     If approved, Article Fourth of the Second Restated Certificate of Incorporation would be amended to insert the following after the first sentence thereof:

          "Every share of Common Stock of the Corporation issued as of the date and time that this Amendment becomes effective (including any shares held by the Corporation as treasury shares) shall automatically be converted into two-fifths of a validly issued, fully paid and nonassessable share of Common Stock and each share of Common Stock into which shares are converted shall have a par value of $0.025. Upon the effectiveness of this Amendment, each certificate representing one or more shares of Common Stock immediately prior to such effectiveness shall represent a number of shares of Common Stock (subject to the treatment of fractional share interests as described below) equal to the shares evidenced thereby prior to such effectiveness multiplied by two-fifths. Holders of certificates representing shares of Common Stock immediately prior to such effectiveness shall be entitled to receive, upon delivery of such certificates to the Corporation or to its agent a certificate or certificates representing the number of shares of Common Stock (subject to the treatment of fractional share interests as described below) previously evidenced by the certificates so tendered multiplied by two-fifths. No fractional shares of Common Stock shall be issued. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash (without interest) equal to the product of such fraction (determined based on the aggregate number of shares held by such holder) multiplied by the average of the closing sale price of a share of Common Stock as reported on the American Stock Exchange on the effective date hereof and rounding the result to the nearest $.01."

                                 AM INTERNATIONAL, INC.
                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                   THE COMPANY FOR THE ANNUAL MEETING ON MAY 28, 1997

        The undersigned hereby constitutes and appoints Jerome D. Brady, Thomas
 P      D. Rooney and Steven R. Andrews, and each of them, his true and lawful
 R      agents and proxies with full power of substitution in each, to represent
 O      the undersigned at the Annual Meeting of Stockholders of AM
 X      INTERNATIONAL, INC., to be held at the Riverway Auditorium, 6133 North
 Y River Road, Rosemont, Illinois on May 28, 1997, and at any adjournment thereof, on all matters coming before said meeting.

            Election of Directors, Nominees:                              COMMENTS: (change of address)
            Robert E. Anderson, III, Jeffrey D. Benjamin,                 ---------------------------------------------
            Robert N. Dangremond, Jeff M. Moore,                          ---------------------------------------------
            Thomas D. Rooney                                              ---------------------------------------------
                                                                          ---------------------------------------------
                                                                          (If you have written in the above space,
                                                                          please mark the corresponding box on the
                                                                          reverse side of this card.)

        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
        APPROPRIATE BOXES ON THE REVERSE SIDE. IF YOU DO NOT MARK ANY
        BOXES, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD
        OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR
        SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                                  SEE REVERSE
                                                                      SIDE

                PLEASE MARK YOUR
                VOTES AS IN THIS
         X      EXAMPLE

                THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, AND FOR PROPOSALS 2, 3, 4 AND 5.

        ------------------------------------------------------------------------

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF DIRECTORS, AND
                              FOR PROPOSALS 2, 3, 4 AND 5.

        ------------------------------------------------------------------------

                          FOR    WITHHELD                          FOR    AGAINST    ABSTAIN
      1. Election of      [ ]      [ ]         2. Approval of      [ ]      [ ]        [ ]        Change of Address/
         Directors                                Reduction of                                    Comments on Reverse Side
         (See Reverse)                            Authorized
                                                  Number of                                       Please mark this box if you
                                                  Shares                                          will personally be attending the
       For, except vote withheld from the                                                         meeting. [ ]
      following nominee(s):
      -----------------------------------
                                                                   FOR    AGAINST    ABSTAIN
       3. Approval of Reverse Stock Split                          [ ]      [ ]        [ ]
                                                                   FOR    AGAINST    ABSTAIN
       4. Approval of Change of Corporate Name                     [ ]      [ ]        [ ]
                                                                   FOR    AGAINST    ABSTAIN
       5. Approval of Independent Accountants                      [ ]      [ ]        [ ]


 -------------------------------------------------------------------------------

                                                 Please date and sign exactly as
                                                 name appears hereon. Joint
                                                 owners should each sign.
                                                 When signing as attorney,
                                                 executor, administrator,
                                                 trustee or guardian, please
                                                 give full title as such.

                                                 -------------------------------

                                                                            1997
                                                 -------------------------------
                                                  SIGNATURE(S)       DATE